May 31, 1996



John W. Henry & Company
One Glendinning Place
Westport, Ct. 06880
Attn: Ms. Beth Kenton


      Re:   Management Agreement Renewal
            Select Advisors Futures Fund

Dear Ms. Kenton:

We are writing with respect to your management agreement concerning the commodity pool to which reference is made above (the "Management Agreement"). We would like to extend the term of the Management Agreement through June 30, 1997. All other provisions of the Management Agreement will remain unchanged.

Please indicate your agreement to and acceptance of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel Dantuono at the address above.


Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT INC.




By:
      Chief Financial Officer,
      Director & Treasurer



AGREED AND ACCEPTED

JOHN W. HENRY & COMPANY

By:


Print Name:
DAD/sr




June 19, 1997



John W. Henry & Company
One Glendinning Place
Westport, Ct. 06880
Attn: Ms. Beth Kenton


      Re:   Management Agreement Renewal
            Select Advisors Futures Fund

Dear Ms. Kenton:

We are writing with respect to your management agreement concerning the commodity pool to which reference is made above (the "Management Agreement"). We would like to extend the term of the Management Agreement through June 30, 1998. All other provisions of the Management Agreement will remain unchanged.

Please indicate your agreement to and acceptance of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel Dantuono at the address above.


Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT INC.




By:
      Chief Financial Officer,
      Director & Treasurer



AGREED AND ACCEPTED

JOHN W. HENRY & COMPANY

By:


Print Name:
DAD/sr